Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2015 (except Note 23, as to which the date is June 5, 2015) in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-197085) and related Prospectus of Univar Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

June 16, 2015